SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 3, 2009

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INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 3, 2009, Interface, Inc. (the “Company”) entered into an Amendment and Partial Assignment of Split-Dollar Agreement (the “Assignment Agreement”) among the Company, Ray C. Anderson (who is the Chairman and a Director of the Company), Mary Anne Anderson Lanier, as Trustee of the Ray Christie Anderson Family Trust U/A dated May 29, 1998 (the “Anderson Trust”), and Wachovia Bank, National Association, as Trustee under the Trust Agreement dated October 17, 2005 for Certain Interface, Inc. Salary Continuation Agreements (the “SCA Trust”).

Pursuant to the Assignment Agreement, the Company transferred a life insurance policy covering Mr. Anderson and his spouse to the SCA Trust, to provide additional funding to satisfy the Company’s obligations under the salary continuation agreements covered by the SCA Trust.  The policy itself is provided as an additional employment benefit for Mr. Anderson pursuant to a Split-Dollar Agreement among the Company, Mr. Anderson and the Anderson Trust (included as Exhibit 99.1 to the Company’s current report on Form 8-K filed on September 15, 2006, previously filed with the Commission).  (The 2006 Split-Dollar Agreement replaced a prior Split Dollar Agreement among the Company, Mr. Anderson and the Anderson Trust that had been in place since 1998.)  While the Company has retained the obligation to pay the premiums on the policy, and the portion of the death proceeds payable to the Anderson Trust has not been changed, most other rights and obligations under the Split-Dollar Agreement (including the right to receive the Company’s portion of the death proceeds) have been assigned to the SCA Trust.

The foregoing summary of the material terms of the Assignment Agreement is qualified in its entirety by reference to the full text of the Assignment Agreement, a copy of which is attached to this report as Exhibit 99.1.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits

Exhibit No.	Description
99.1	Amendment and Partial Assignment of Split-Dollar Agreement.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Raymond S. Willoch Raymond S. Willoch Senior Vice President
Date: September 9, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment and Partial Assignment of Split-Dollar Agreement.